Exhibit 10.1

August 15, 2011
Mr. Carl E. Berg
Berg & Berg Enterprises, LLC.
10050 Bandley Drive
Cupertino, CA 95014

Re: Share Purchase

Dear Mr. Berg:

This letter agreement confirms Berg & Berg Enterprises, LLC’s (“Berg & Berg”) instructions to apply the outstanding principal and interest on the $2,000,000 loan dated May 25, 2011, to Valence Technology, Inc. (the “Company”), from Berg & Berg to the Company, to the purchase of shares of the Company. The aggregate of the outstanding principal and interest on August 15, 2011, is $2,015,917.81, which provides a sale of one million eight hundred thirty two thousand six hundred and fifty three (1,832,653) shares of the Company’s common stock at a per share price of $1.10, the closing bid price of the Company’s common stock on the NASDAQ Capital Market on August 15, 2011.

These above noted Shares were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Berg & Berg understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. Berg & Berg is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law; has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law; and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares in violation of the Securities Act or any applicable state securities law. Berg & Berg is an “accredited investor” as defined under Regulation D promulgated under the Securities Act.

Sincerely,                                                                                                                          ACCEPTED AND AGREED:
VALENCE TECHNOLOGY, INC.                                                                                  Berg & Berg, LLC.

/s/ Roger A. Williams                                                                                                    /s/ Carl E. Berg
Roger A Williams                                                                                                           Carl E. Berg
Vice President of Law and Secretary                                                                          Managing Member

/s/ Don Gottschalk
Don Gottschalk
Acting CFO